UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Digital Ally, Inc.

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement), if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6366 College Blvd.

Overland Park, KS 66211

SUPPLEMENT TO PROXY STATEMENT

FOR

2025 ANNUAL MEETING OF STOCKHOLDERS

On November 24, 2025, Digital Ally, Inc. (the “Company”) filed the definitive proxy statement (the “Proxy Statement”) for its annual meeting of stockholders to be held on December 19, 2025 (the “Annual Meeting”) with the Securities and Exchange Commission. The Company is filing this supplement to its Proxy Statement solely to correct certain inadvertent scrivener’s errors in the proxy card filed with the Proxy Statement. Specifically, the proxy card attached to the EDGAR filing referenced an outdated, incorrect meeting date and an incorrect share reserve number in Proposal No. 5. The correct proxy card has been made available to the Company stockholders in the form attached hereto.

This supplement to the Proxy Statement is being filed solely to revise the EDGAR version of the Proxy Statement to correct the form of proxy card. This supplement should be read in conjunction with the Proxy Statement, and other than the revisions described above, this supplement does not modify any information in the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

SCAN TO
VIEW MATERIALS & VOTE

DIGITAL ALLY, INC.
6366 COLLEGE BLVD.
OVERLAND PARK, KANSAS 66211

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81828-Z91604 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIGITAL ALLY, INC.

The Board of Directors recommends that you vote as follows: "FOR" Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 and "3 Years" on Proposal 7.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the Directors of the Company:

NOMINEES

01) Stanton E. Ross
02) Charles M. Anderson
03) Leroy C. Richie
04) D. Duke Daughtery

		For	Against	Abstain
2.	Approve the ratification of the appointment of Victor Mokuolu CPA PLLC as our independent registered public accounting firm.	☐	☐	☐
3.	Approve the transactions contemplated by the securities purchase agreement, entered into as of September 15, 2025, by and between the Company and a certain institutional investor, including, the issuance of 20% or more of our outstanding shares of our Common Stock, upon (i) conversion of the senior secured convertible notes due September 15, 2026, and (ii) exercise of the Common Stock Purchase Warrants dated September 15, 2025.	☐	☐	☐
4.	Approve the transactions contemplated by the common stock purchase agreement, entered into as of September 15, 2025 as amended (the "ELOC Purchase Agreement"), by and between the Company and a certain institutional investor, including, the issuance of 20% or more of our outstanding shares of Common Stock pursuant to the ELOC Purchase Agreement.	☐	☐	☐
5.	Approve the Amendment to the 2022 Digital Ally, Inc. Stock Option and Restricted Stock Plan, which increases the number of shares reserved for issuance under such Plan by 375,000 shares of Common Stock.	☐	☐	☐
6.	Approve a non-binding advisory proposal to approve the compensation paid to the Company's named executive officers.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
7.	Approve a non-binding advisory proposal on the frequency of the stockholder advisory vote on executive compensation.	☐	☐	☐	☐

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Special Meeting.

NOTE: Please sign exactly as name appears below. When shares are held by joint owners both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V81829-Z91604

DIGITAL ALLY, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON,
FRIDAY, DECEMBER 19, 2025

The undersigned hereby appoints **Stanton E. Ross and Thomas Heckman** as the true and lawful attorn, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of **Digital Ally, Inc.** held of record by the undersigned on November 10, 2025, at the Annual Meeting of Stockholders to be held at the corporate facility located at 6366 College Blvd., Overland Park, Kansas 66211, on Friday, December 19, 2025 at 1:00 p.m. CT, and at any adjournments thereof.

Any and all proxies heretofore given are hereby revoked.

When properly executed, this proxy will be voted as designated by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting.

(Continued and to be dated and signed on reverse side)